    Registration No. 333-

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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
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Evolent Health, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	32-0454912
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

800 N. Glebe Road, Suite 500 Arlington, VA 22203	22203
(Address of Principal Executive Offices)	(Zip Code)
EVOLENT HEALTH, INC. AMENDED AND RESTATED 2015 OMNIBUS INCENTIVE COMPENSATION PLAN
(Full title of the plan)

Seth B. Blackley
Chief Executive Officer
Evolent Health, Inc.
800 N. Glebe Road, Suite 500
Arlington, VA 22203
(571) 389-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Elizabeth A. Morgan King & Spalding LLP 1185 Avenue of the Americas, 34th Floor New York, NY 10036 (212) 556-2100	Jonathan Weinberg General Counsel Evolent Health, Inc. 800 N. Glebe Road, Suite 500 Arlington, VA 22203 (571) 389-6000
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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Class A common stock, $0.01 par value per share	4,910,000 shares	$18.72	$91,915,200.00	$10,027.95

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Class A common stock that may become issuable under the Evolent Health, Inc. Amended and Restated 2015 Omnibus Incentive Compensation Plan, as amended, pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of Class A common stock.
(2)	Estimated solely for the purpose of computing the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act based on the average of the high and low prices for the Class A common stock as reported on the New York Stock Exchange on June 8, 2021.
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EXPLANATORY STATEMENT
This Registration Statement is filed by Evolent Health, Inc. (the “Company”) pursuant to General Instruction E to Form S-8. The contents of the Registration Statements on Form S-8 previously filed on June 8, 2015 (File No. 333-204785) and June 18, 2018 (File No. 333-225714) are incorporated by reference herein and made a part hereof, except as supplemented, amended or superseded by the information set forth below. This Registration Statement on Form S-8 is filed by the Company to register an additional 4,910,000 shares of Class A common stock that may become issuable under the Evolent Health, Inc. 2015 Amended and Restated Omnibus Incentive Compensation Plan (the “Amended and Restated 2015 Plan”). The Amended and Restated 2015 Plan was amended effective as of April 15, 2021 to (i) authorize an additional 4,910,000 shares of Class A common stock for issuance under the Amended and Restated 2015 Plan, including an additional 4,910,000 shares of Class A common stock that may be delivered pursuant to incentive stock options granted under the Amended and Restated 2015 Plan, (ii) extend the term of the Amended and Restated 2015 Plan to April 15, 2031, the date that is the tenth anniversary of the Amended and Restated 2015 Plan’s adoption by the Board, (iii) clarify that dividends and dividend equivalents in respect of any award under the Amended and Restated 2015 Plan will only be paid if and to the extent that the underlying award becomes vested (and will be forfeited if the award is forfeited), and (iv) eliminate certain “performance-based compensation” provisions of the plan that are no longer relevant as a result of 2017 legislative changes to Section 162(m) of the Internal Revenue Code of 1986, as amended.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Description

4.1
Third Amended and Restated By-laws of Evolent Health, Inc., filed as Exhibit 3.1 to the Company’s Report on Form 8-K filed with the Commission on December 14, 2020, and incorporated herein by reference.

4.2
Indenture dated as of October 22, 2018, between Evolent Health, Inc. and U.S. Bank National Association, as trustee, filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 23, 2018, and incorporated herein by reference.

4.3
Form of 1.50% Convertible Senior Notes due 2025, filed as Exhibit A to the Indenture (Item 4.5 above), which was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 23, 2018, and incorporated herein by reference.

4.4	Description of the Company’s Securities, filed as Exhibit 4.8 to the Company’s Report on Form 10-K filed with the SEC on March 2, 2020, and incorporated herein by reference.
5.1	Opinion of King & Spalding LLP with respect to the legality of the shares being registered.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of PricewaterhouseCoopers LLP.
99.1
Evolent Health, Inc. Amended and Restated 2015 Omnibus Equity Incentive Plan, filed as Appendix D to the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 30, 2021, and incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Virginia, on the 15th day of June, 2021.

EVOLENT HEALTH, INC.

By	/s/ Seth Blackley
Name	Seth Blackley
Title	Chief Executive Officer
POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John Johnson, Jonathan Weinberg, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date	Date

/s/ Seth Blackley	Chief Executive Officer and Director (Principal Executive Officer)		June 15, 2021
Seth Blackley

/s/ John Johnson	Chief Financial Officer (Principal Financial Officer)		June 15, 2021
John Johnson

/s/ Aammaad Shams	Corporate Controller (Principal Accounting Officer)		June 15, 2021
Aammaad Shams

/s/ Frank Williams	Executive Chair, Director		June 15, 2021
Frank Williams

/s/ Michael D’Amato	Director		June 15, 2021
Michael D’Amato

/s/ Craig Barbarosh	Director		June 15, 2021
Craig Barbarosh

/s/ M. Bridget Duffy	Director		June 15, 2021
M. Bridget Duffy, MD

/s/ David Farner	Director		June 15, 2021
David Farner

Signature	Title	Date	Date

/s/ Peter Grua	Director		June 15, 2021
Peter Grua

/s/ Diane Holder	Director		June 15, 2021
Diane Holder

/s/ Kim Keck	Director		June 15, 2021
Kim Keck

/s/ Cheryl Scott	Director		June 15, 2021
Cheryl Scott